AMENDMENT NO. 1
TO
AMENDED AND RESTATED DECLARATION OF TRUST

IMPAC CAPITAL TRUST #4

This AMENDMENT NO. 1 to AMENDED AND RESTATED DECLARATION OF TRUST (this “Amendment”), dated and effective as of July 14, 2009, is entered into by Wilmington Trust Company,  as Institutional Trustee (the "Institutional Trustee"), Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”) as Holder of the Common Securities, and Holders of a Majority in liquidation amount of the Capital Securities.  Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Amended and Restated Declaration of Trust dated October 18, 2005 (the “Declaration”) and the Indenture dated as of October 18, 2005 between the Company and Wilmington Trust Company, as Trustee (the “Indenture”), as applicable.

WHEREAS, the parties desire to amend the Declaration pursuant to the requirements of Section 11.1 therein to:

(a)           allow for the surrender of (i) Capital Securities held by the Sponsor or any of its Affiliates, and (ii) Common Securities proportionate to the Capital Securities surrendered pursuant to clause (i), and in exchange receive a principal amount of Debentures equal to the respective liquidation amount of the Capital Securities and Common Securities so surrendered so that pursuant to Section 2.09 of the Indenture the principal amount of Debentures so issued in exchange may then be surrendered to the Trustee (as defined in the Indenture) for cancellation,

(b)           allow the Holder of the Common Securities or the obligor under the Indenture  to purchase outstanding Capital Securities, and

(c)           terminate any right by the Sponsor to defer interest payments on the Capital Securities;

WHEREAS, pursuant to Section 11.1(a), among other requirements, the Declaration may only be amended by a written instrument approved and executed by the Institutional Trustee and the Holders of a Majority in liquidation amount of the Common Securities, and pursuant to Section 11.1(c), no amendment shall be made unless Holders of a Majority in liquidation amount of the Capital Securities shall have consented to such amendment;

WHEREAS, there are 20,000 Capital Securities of the Trust issued and outstanding;

WHEREAS, the Company is the Sponsor of the Trust and holds all of the outstanding 620 Common Securities of the Trust;

WHEREAS, the Trust has purchased an aggregate of 9,000 of the Capital Securities; and

WHEREAS, Section 3818 of Chapter 38 of Title 12 of the Delaware Code provides that any interest acquired by the statutory trust shall be deemed canceled and accordingly only 11,000 of the 20,000 Capital Securities are deemed outstanding.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, amend the Declaration and agree as follows:

1.             The Declaration is hereby amended by inserting in Article VI thereof the following new Section 6.8:

“SECTION 6.8       Exchanges.

(a)           If at any time or from time to time the Sponsor or any of its Affiliates or the Trust (in each case, a “Sponsor Affiliate”) is a Holder of any Capital Securities, such Sponsor Affiliate may, at such Holder’s election, surrender to the Institutional Trustee all or such portion of its Capital Securities it Holds and, subject to compliance with Section 2.05 of the Indenture, receive, in exchange therefor, a principal amount of Debentures equal to the Liquidation Distribution of the Capital Securities so surrendered; provided that, in the case of Capital Securities surrendered by the Trust, the applicable amount of Debentures will be distributed to the Sponsor.  Such election (i) shall be exercisable on any Business Day, provided that such Business Day is not a record date or any day falling  between a record date and a Distribution Payment Date (an "Exchange Date") by such Sponsor Affiliate delivering to the Institutional Trustee a written notice of such election specifying the Liquidation Distribution of Capital Securities with respect to which such election is being made and the Exchange Date on which such exchange shall occur, which Exchange Date shall be not less than ten (10) Business Days after the date of receipt by the Institutional Trustee of such election notice and (ii) shall be conditioned upon such Sponsor Affiliate having delivered or caused to be delivered to the Institutional Trustee or its designee the Capital Securities that are the subject of such election by 10:00 A.M. New York time, on the Exchange Date on which such exchange is to occur.  After the exchange, such Capital Securities surrendered in the exchange as aforesaid will be canceled and will no longer be deemed to be outstanding and all rights of the Sponsor Affiliate with respect to such Capital Securities will cease.

(b)           In the case of any exchange described in Section 6.8(a), on the Exchange Date, the Sponsor Affiliate shall further surrender or cause to be surrendered to the Institutional Trustee that amount of  Common Securities, and the Institutional Trustee on behalf of the Trust shall, issue to the Sponsor Affiliate or, in the case where Capital Securities are surrendered by the Trust, the Sponsor Debentures for the Common Securities so surrendered, in the principal amount of Debentures equal to the quotient of (i) the aggregate Liquidation Distribution of the Capital Securities surrendered by the Sponsor Affiliate pursuant to Section 6.8(a), divided by (ii) the aggregate Liquidation Distribution of all Capital Securities outstanding immediately prior to such exchange pursuant to Section 6.8(a). The Institutional Trustee shall cancel the amount of Common Securities so contemporaneously surrendered by the Sponsor Affiliate in exchange for Debentures as aforesaid and thereupon such surrendered Common Securities shall no longer be deemed outstanding and all rights of the Sponsor Affiliate with respect to such Capital Securities will cease.  The Sponsor Affiliate shall deliver or cause to be delivered to the Institutional Trustee or its designee contemporaneously with the Capital Securities surrendered for exchange pursuant to Section 6.8(a) the required amount of Common Securities to be exchanged. Upon their issuance, the Debentures so issued pursuant to Sections 6.8(a) and 6.8(b) shall in all respects be governed by the Indenture.”

2.             Paragraph 4(e)(v) of Annex I of the Declaration is deleted in its entirety and replaced with the following:

“(v)           Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.”

3.             The Declaration is hereby amended as follows:

(a)           Section 2(e) of Annex I is deleted in its entirety and replaced with the following:

“Distributions on the Securities will be cumulative, will accrue from the date of original issuance, and will be payable quarterly in arrears on April 30, July 30, October 30, and January 30 of each year, commencing on January 30, 2006 (each, a “Distribution Payment Date”).  Distributions on the Securities must be paid on the dates payable to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust.  The Trust’s funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer.”;

(b)           Section 1.1 of Article I is amended by deleting the definitions “Deferred Interest” and “Extension Period”; and

(c)           all references to, and uses of, the terms “Deferred Interest” and “Extension Period” in Sections 2(a), 2(f), 5.1, 6.7(c)(i)(B) and (C) and Annex I, as applicable, as well as in the certificates for the Capital Securities (whether issued or to be issued in the future), and any other section and exhibit  that uses such terms but is not specifically identified herein, are deleted.

4.             As amended as set forth in Paragraphs 1, 2 and 3 hereof, the Declaration shall remain in full force and effect.

5.             This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile.  This Amendment is binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Declaration to be duly executed as of the day and year first above written.

Wilmington Trust Company,
As Institutional Trustee

By:	/s/ Michael G. Oller, Jr.
Name:Michael G. Oller, Jr.
Title: Assistant Vice President

Impac Mortgage Holdings, Inc.
Holder of 620 Common Securities

By:	/s/ Ronald M. Morrison
Name: Ronald M. Morrison
Title: Executive Vice President

Amster Trading Company
Holder of 8,000 Capital Securities

By:	/s/ Howard Amster
Name: Howard Amster
Title: President

Ramat Securities Ltd.
Holder of 2,000 Capital Securities

By:	/s/ Howard Amster
Name: Howard Amster
Title: Manager

Tamra F. Gould Trust u/a dated November 5, 2004
Holder of 1,000 Capital Securities

By:	/s/ Tamra Gould
Name: Tamra Gould
Title: Trustee